UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
February 21, 2011 (February 18, 2011)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On February 18, 2011 Range Resources Corporation (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, certain subsidiaries of the Company and J.P. Morgan Chase Bank, N.A. and institutions named therein as lenders, J.P. Morgan Chase Bank, N.A. as Administrative Agent. The $2.0 billion Senior Secured Credit Facility provided for by the Credit Agreement (the “Revolving Credit Facility”) is secured by substantially all of the assets of the Company. This Credit Agreement replaces the prior Third Amended and Restated Credit Agreement by and among the Company, certain subsidiaries of the Company and J.P. Morgan Chase Bank, N.A. and institutions named (therein) as lenders, which would have expired on October 26, 2012.
     The new Revolving Credit Facility has a maximum facility amount of $2.0 billion with the initial total commitments of the lenders on January 18, 2011 of $1.5 billion. The loan matures on February 18, 2016. Borrowings under the facility can either be, at the Company's election: (i) at the Alternate Base Rate (as defined in the Credit Agreement) plus a spread ranging from 0.50% to 1.50% or (ii) LIBOR borrowings at the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a spread ranging from 1.50% to 2.5%. The applicable spread is dependent upon borrowings relative to the borrowing base. The facility contains customary covenants including, but not limited to, (i) a minimum current ratio and a maximum leverage ratio and (ii) limitations on incurrence of investments, liens on assets, transactions with affiliates, mergers consolidations and sales of assets. The facility also includes customary events of default, conditions, representations and warranties and indemnification provisions.
     The indebtedness under the Revolving Credit Facility, along with certain hedging obligations owed to lenders or their affiliates and certain other obligations owed to lenders or their affiliates, are guaranteed by certain of the Company's direct or indirect wholly-owned subsidiaries.
     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
     Affiliates of certain of the lenders under the Senior Secured Credit Facility have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits:
10.1	Fourth Amended and Restated Credit Agreement dated February 18, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: February 21, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fourth Amended and Restated Credit Agreement dated February 18, 2011

4